Exhibit 99.1

iAnthus Reports Fiscal Fourth Quarter and Full Year 2025 Financial Results

NEW YORK, NY and TORONTO, ON – March 27, 2026 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCID: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the fourth quarter and year ended December 31, 2025. The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes its audited consolidated financial statements for the year ended December 31, 2025 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, on the System for Electronic Document Analysis and Retrieval's (SEDAR+) website at www.sedarplus.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

Fiscal Year 2025 Financial Highlights

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Revenue of $144.0 million, a decrease of 14.1% from the prior year.
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Gross profit of $65.7 million, a decrease of 12.5% from the prior year.
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Gross margin of 45.6%, reflecting an increase of 80 bps from the prior year.
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Net loss of $40.2 million, or a net loss of less than $0.01 per share, compared to a net loss of $7.6 million, or a net loss of less than $0.00 per share in the prior year.
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Adjusted EBITDA(1) of $13.0 million, down $10.9 million from the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Fourth Quarter 2025 Financial Highlights

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Revenue of $35.3 million, a sequential decrease of $0.1 million from Q3 2025, and a decrease of $7.4 million from the same quarter in the prior year.
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Gross profit of $15.1 million, a sequential decrease of $0.5 million from Q3 2025, and a decrease of $4.1 million from the same quarter in the prior year.
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Gross margin of 42.7%, reflecting a sequential decrease of 128 bps from Q3 2025, and a decrease of 206 bps from the same quarter in the prior year.
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Net loss of $14.1 million, or a net loss of less than $0.00 per share, compared to a net loss of $12.5 million, or a net loss of less than $0.00 per share in Q3 2025, and compared to a net income of $27.8 million, or a net income of less than $0.00 per share, in the same quarter in the prior year.
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Adjusted EBITDA(1) of $5.4 million, a sequential increase from an Adjusted EBITDA of $2.5 million in Q3 2025, and a decrease from an Adjusted EBITDA of $6.4 million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except per share amounts (audited)	FY2025	FY2024	Q4 2025	Q4 2024
Revenue	$143,986	$167,567	$35,290	$42,718
Gross profit	65,697	75,114	15,085	19,139
Gross margin	45.6%	44.8%	42.7%	44.8%
Net income (loss)	(40,203)	(7,636)	(14,090)	27,793
Net income (loss) per share	(0.01)	(0.00)	(0.00)	0.00

Table 2: Reconciliation of Net Loss to EBITDA and Adjusted EBITDA(1)
in thousands of US$ (audited)	FY2025	FY2024	Q4 2025	Q4 2024
Net income (loss)	$(40,203)	$(7,636)	$(14,090)	$27,793
Depreciation and amortization	19,290	24,736	5,345	6,045
Interest expense, net	15,515	17,170	4,031	4,427
Income tax expense (benefit) (2)	17,038	(17,678)	5,427	(34,602)
EBITDA (Non-GAAP)(1)	$11,640	$16,592	$713	$3,663
Adjustments:
Write-downs, (recoveries) and other charges, net	3,013	(1,236)	846	(14)
Inventory reserves and write-downs	111	430	2	247
Accretion expense	4,889	4,624	1,251	1,200
Share-based compensation	1,845	2,107	327	424
Losses from changes in fair value of financial instruments	8	46	-	18
Losses from equity method investments	13	211	10	50
Non-recurring charges(3)	8,862	3,911	1,914	994
Loss on debt extinguishment(4)	-	114	-	-
Gains from deconsolidation of subsidiaries(5)	(12,085)	(2,120)	-	-
Other (income) expense(6)	(4,482)	(732)	380	(171)
Change in accounting estimate(7)	(811)	-	-	-
Total Adjustments	$1,363	$7,355	$4,730	$2,748
Adjusted EBITDA (Non-GAAP)(1)	$13,003	$23,947	$5,443	$6,411
(1)
See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.
(2)
Current and prior period amounts have been conformed to follow an accounting policy change made by the Company to aggregate interest and penalties related to accrued income taxes within "income tax expense" from within "selling, general and administrative expenses" in its consolidated statement of operations.
(3)
Non-recurring charges includes one-time, non-recurring costs related to strategic review processes, ongoing legal disputes, settlements, severance and other non-recurring costs.
(4)
Reflects a loss of $0.1 million on debt extinguishment related to the second amendment of the $11.0 million senior secured bridge notes issued by iAnthus New Jersey, LLC on February 16, 2024.
(5)
FY2025 reflects a gain of $12.1 million following the sale of Nevada and deconsolidation of certain Arizona assets. FY2024 reflects a gain of $2.1 million from the deconsolidation of our Nevada operations.
(6)
Other income and expenses primarily includes accounts payable write-offs, vendor credits, and Employee Retention Tax Credits received from the Internal Revenue Service.
(7)
Effective January 2025, the Company implemented a change in accounting estimate with respect to inventory valuation from weighted average to standard costing.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA and Adjusted EBITDA as supplemental measures of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before share-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, the effect of changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, litigation costs related to ongoing legal proceedings, and other income. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance of other similarly situated companies in our industry, and we present Adjusted EBITDA because it removes non-recurring, irregular and one-time items that we believe may distort the comparability of EBITDA from period-to-period and with other industry participants.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus is a vertically integrated cannabis company on a mission to build premium brands through a network of cultivation, production, and retail operations across the United States. Backed by a leadership team with deep expertise in cultivation, operations, and capital markets, the company strategically leverages acquisition-driven growth and access to capital to create long-term competitive advantage. iAnthus’ brand portfolio includes: MPX, Anthologie, Black Label, Cheetah, Frūtful, Last Resort, Moodz, Sunshine State, and The Vault. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this press release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian Securities Regulators, which you should review, including, but not limited to, the Annual Report filed with the SEC. When used in this press release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions identify forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission has reviewed, approved or disapproved the content of this press release.

Contact Information

Corporate/Media/Investors:

Justin Vu, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com